                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            ELECTRONIC ARTS INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

    NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders of Electronic Arts Inc. (the "Company") will be held at the Company's corporate headquarters, 1450 Fashion Island Boulevard, San Mateo, California, on Wednesday, July 31, 1996 at 2:00 p.m. for the following purposes:

        1. To elect six (6) Directors of the Company to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified or until their earlier resignation or removal. The Board of Directors intends to nominate the following individuals for election to the Board: M. Richard Asher, William J. Byron, Daniel H. Case III, Gary M. Kusin, Timothy Mott and Lawrence F. Probst III.

        2. To approve an amendment to the Company's 1991 Stock Option Plan to increase the number of shares of the Company's common stock reserved for issuance under such Plan by 900,000 shares from a total of 9,900,000 shares to a total of 10,800,000 shares.

        3. To ratify the appointment of KPMG Peat Marwick LLP as independent accountants for the Company for the current fiscal year.

        4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on June 3, 1996 are entitled to notice of and to vote at the Meeting and any adjournment thereof.

                                          By Order of the Board of Directors

                                          Lawrence F. Probst III
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER
San Mateo, California
June 27, 1996

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

ELECTRONIC ARTS INC., 1450 FASHION ISLAND BOULEVARD, SAN MATEO, CALIFORNIA 94404

                                     [LOGO]

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                 JUNE 27, 1996

    The accompanying proxy is solicited on behalf of the Board of Directors of Electronic Arts Inc., a Delaware corporation (the "Company"), for use at the 1996 Annual Meeting of Stockholders of the Company to be held at the Company's corporate headquarters, 1450 Fashion Island Boulevard, San Mateo, California, on Wednesday, July 31, 1996 at 2:00 p.m. (the "Meeting"). Only stockholders of record of the Company's common stock at the close of business on June 3, 1996 will be entitled to vote. At the close of business on that date, the Company had 53,065,600 shares of common stock outstanding and entitled to vote. A majority, or 26,532,801 of these shares, will constitute a quorum for the transaction of business. This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about June 27, 1996. An annual report as required by Rule 14a-3 of the rules of the Securities and Exchange Commission (the "SEC") was mailed to each stockholder concurrently with a copy of this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

    Holders of common stock are entitled to one vote for each share held as of the record date indicated above. Shares of common stock may not be voted cumulatively. Directors will be elected by a plurality of the votes eligible to vote and voting, either in person or by proxy, at the Meeting. An affirmative vote of a majority of the shares eligible to vote and voting, either in person or by proxy, is required for approval of all proposals being submitted to the stockholders for their consideration. Abstentions and broker non-votes will each be included in determining the number of shares present and voting at the Meeting. Abstentions will be counted in tabulations of the votes cast on proposals, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

    Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by: (i) a written statement delivered to the Company stating that the proxy is revoked; (ii) a subsequent proxy executed by the person executing the prior proxy and presented to the Meeting; or (iii) attendance at the Meeting and voting in person.

    The expenses of soliciting proxies in the enclosed form will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, telegraph, facsimile or in person. The Company has retained a proxy solicitation firm, D. F. King & Co., Inc. to aid it in the solicitation process. The Company will pay a fee of $3,500 to such firm, plus hourly fees and expenses, with total costs anticipated to be approximately $7,500. Following the original mailing of the proxies and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders of the Company's common stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

    At the Meeting, stockholders will elect Directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified or until their earlier resignation or removal. The Company's Board currently has six (6) members. Shares represented by the accompanying proxy will be voted for the election of the six (6) nominees recommended by the Company's management unless the Proxy is marked in such a manner as to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to, or for good cause will not, serve as a Director. Each of the Company's nominees is currently a Director of the Company.

DIRECTORS/NOMINEES

    The names of the nominees, and certain information about them (including their terms of service), are set forth below:

                                                                                        DIRECTOR
        NAME OF NOMINEE             AGE                PRINCIPAL OCCUPATION               SINCE
- -------------------------------     ---     ------------------------------------------  ---------
M. Richard Asher (1)(2)(3)          64      Consultant                                    1984
William J. Byron (2)                63      Self-employed                                 1989
Daniel H. Case III (2)              39      President and Chief Executive Officer,        1993
                                             Hambrecht & Quist Group and Hambrecht &
                                             Quist LLC
Gary M. Kusin                       45      Chairman, Kusin Gurwitch Cosmetics, LLC       1995
Timothy Mott (1)(3)                 47      Partner, Ironwood Capital                     1990
Lawrence F. Probst III (3)          46      Chairman and Chief Executive Officer of       1991
                                             the Company

- ------------------------
(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee.

(3)  Member of the Nominating Committee.

    MR. ASHER has been a Director of the Company since September 1984. He is presently a consultant. Mr. Asher served as President and Chief Executive Officer of Polygram Records, Inc., a publisher and distributor of recorded music, from October 1985 through December 1989. Since January, 1995, Mr. Asher has served as a member of the Board of Directors of AVI Entertainment Group, Inc., a company that creates and sells pre-recorded records and tapes.

    MR. BYRON has been a Director of the Company since January 1989. From 1981 to 1992, he was the owner and President of CMA Sales, a sales and marketing consulting firm. In addition, from July 1985 through July 1988, he was President of Sanyo Electric, Inc.'s consumer electronics division. Mr. Byron is currently self-employed.

    MR. CASE has been a Director of the Company since November 1993. He is currently President and Chief Executive Officer of Hambrecht & Quist Group and Hambrecht & Quist LLC, an investment banking and venture capital firm. Mr. Case serves on the Board of Directors of Rational Software Corporation and Hambrecht & Quist, Inc. and is on the audit committee of Rational Software Corporation. Mr. Case joined Hambrecht & Quist in 1981 and has held positions in management, corporate finance, mergers and acquisitions and venture capital.

    MR. KUSIN has been a Director of the Company since August, 1995. He has been the Chairman of Kusin Gurwitch Cosmetics, LLC, since March 1995. From 1983 through February of 1995, Mr. Kusin was the President of Babbages, Inc. Mr. Kusin currently serves on the Board of Directors of County Seat Stores, Inc. and is Chairman of its compensation committee.

    MR. MOTT has been a Director of the Company since September 1990. He is currently a partner of Ironwood Capital. Mr. Mott is also a Director of Edmark Corporation, an educational software company, and serves on the nominating committee of that corporation. Mr. Mott was a co-founder of the Company and was employed by the Company from 1982 to 1990 in a variety of capacities, including Senior Vice President of Business Development and Managing Director of Electronic Arts (UK) Limited.

    MR. PROBST has been a Director of the Company since January 1991. Mr. Probst has served as Chairman since July, 1994, President since December 1990 and has served as President and Chief Executive Officer since May 1991. He served as Senior Vice President of EA Distribution from January 1987 to January 1991.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    Standing committees of the Board are the Audit Committee, the Compensation Committee and the Nominating Committee.

    Mr. Asher and Mr. Mott are currently the members of the Audit Committee. The Audit Committee meets with the Company's independent accountants to review the adequacy of the Company's internal control systems and financial reporting procedures, to review the general scope of the Company's annual audit and the fees charged by the independent accountants and to review and monitor the performance of non-audit services by the Company's auditors.

    Messrs. Asher, Byron and Case are currently the members of the Compensation Committee. The Compensation Committee administers the Company's 1991 Stock Option Plan, the Company's Employee Stock Purchase Plan, the Company's Directors' Stock Option Plan and other employee options as well as salaries and other compensation for officers and employees. See "Compensation Committee Report on Executive Compensation" below.

    Messrs. Asher, Mott and Probst are currently the members of the Nominating Committee. The Nominating Committee recommends candidates to fill vacancies on the Board and a slate of Directors for election at the Annual Meeting, evaluates the size and composition of the Board and establishes criteria for selection of Directors. Stockholders who wish to recommend individuals to the Nominating Committee for consideration for future Board position openings may send their written recommendations to the Nominating Committee of the Board at the Company's headquarters, Attention: General Counsel.

    During the Company's 1996 fiscal year, the Board of Directors met four times and approved one Action by Written Consent, the Compensation Committee met twice and approved 14 Actions by Written Consent, the Audit Committee met five times and the Nominating Committee met once. In fiscal 1996, no incumbent Director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he has been a Director) and of the committees of the Board on which he served (held during the period that he served).

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of May 24, 1996, with respect to the beneficial ownership of the Company's common stock by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock; (ii) each Director and nominee; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all executive officers and Directors as a group.

                                                      AMOUNT AND NATURE OF
                                                      BENEFICIAL OWNERSHIP      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                           (1)              OF CLASS
- ---------------------------------------------------  -----------------------  ------------
Putnam Investment Management Company (2)                     5,489,746              10.4%
One Post Office Square
Boston, Massachusetts 02109
Massachusetts Financial Services Company (3)                 2,876,345               5.4%
("MFS")
500 Boylston Street
Boston, Massachusetts 02116
Oppenheimer Group, Inc. (4)                                  2,758,080               5.2%
200 Liberty Street
New York, NY 10281
Lawrence F. Probst III (5)                                     544,565               1.0%
William B. Gordon (6)                                          332,313             *
E. Stanton McKee, Jr. (7)                                      329,689             *
Mark Lewis (8)                                                 175,769             *
Nancy L. Smith (9)                                             164,943             *
M. Richard Asher (10)                                          154,447             *
Timothy Mott (11)                                              140,656             *
Don A. Mattrick (12)                                           123,948             *
William J. Byron (13)                                           57,707             *
Daniel H. Case III (14)                                         18,246             *
Gary M. Kusin (15)                                               5,760             *
All executive officers and Directors as a group (16          2,255,571               4.1%
persons) (16)

- ------------------------
*Less than 1%

(1) Unless otherwise indicated below, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Certain Putnam Investment managers (together with their parent corporations, Putnam Investments, Inc. and Marsh & McLennan Companies,
     Inc.), are considered "beneficial owners" in the aggregate of the number of shares, which shares were acquired for investment purposes by such investment managers for certain of their advisory clients, and the number of shares are based on a confirmation from Putnam dated May 31, 1996.

(3) The number of shares shown to have sole voting power by Massachusetts Financial Services is 2,875,745 and no voting power is 600 shares. MFS has confirmed these numbers as of May 31, 1996.

(4) The number of shares shown is as of May 31, 1996 and has been confirmed by Oppenheimer Group, Inc. on June 3, 1996.

(5) Represents 2,865 shares held by Mr. Probst, and 541,700 shares subject to options exercisable within 60 days of May 24, 1996.

(6) Represents 48,413 shares held by Mr. Gordon, and 283,900 shares subject to options exercisable within 60 days of May 24, 1996.

(7) Represents 168,389 shares held by Mr. McKee, and 161,300 shares subject to options exercisable within 60 days of May 24, 1996.

(8) Represents 31,369 shares held by Mr. Lewis, and 144,400 shares subject to options exercisable within 60 days of May 24, 1996.

(9) Represents 41,783 shares held by Ms. Smith, and 123,160 shares subject to options exercisable within 60 days of May 24, 1996.

(10) Represents 120,203 shares held by Mr. Asher, and 34,244 shares subject to options exercisable within 60 days of May 24, 1996.

(11) Represents 120,164 shares held by Mr. Mott, and 20,492 shares subject to options exercisable within 60 days of May 24, 1996.

(12) Represents 4,115 shares held by Mr. Mattrick, and 119,833 shares subject to options exercisable within 60 days of May 24, 1996.

(13) Represents 26,664 shares held by Mr. Byron, and 31,043 shares subject to options exercisable within 60 days of May 24, 1996.

(14) Represents 18,246 shares subject to options exercisable within 60 days of May 24, 1996 granted to Mr. Case.

(15) Represents 5,760 shares subject to options exercisable within 60 days of May 24, 1996 granted to Mr. Kusin.

(16) Includes 1,676,949 shares subject to options exercisable within 60 days of May 24, 1996 (including the options described in notes (5) through (15)
     above).

                         STOCK PRICE PERFORMANCE GRAPH

    The graph below compares the Company's cumulative total stockholder return on its common stock in the period from April 1, 1991, through March 31, 1996, with the total cumulative return of the NASDAQ Market Index and Hambrecht & Quist High Technology Index over the same period.

    The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of the Company's common stock.

    The graph below shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 as amended, or under the Securities Exchange Act of 1934 as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           ELECTRONIC ARTS    NASDAQ     H&Q HIGH TECHNOLOGY
3/91                $100.0      $100.0                 $100.0
3/92                $251.7      $127.5                 $117.7
3/93                $619.9      $146.5                 $129.1
3/94                $556.3      $158.2                 $144.3
3/95                $479.5      $175.9                 $184.7
3/96                $561.6      $238.9                 $254.2

                  DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

COMPENSATION OF DIRECTORS

    Currently non-employee Directors receive an annual retainer of $10,000, and a fee of $1,000 and $750 per meeting and telephone meeting attended, respectively. Committee members receive a fee of $750 and $500 per Committee meeting and telephone meeting attended, respectively. In addition, the sum of $1,000 per day may also be paid with the approval of the Board of Directors to individual Directors for special assignments. In addition, each non-employee
Director also participates in the Directors' Stock Option Plan. Under the Directors' Stock Option Plan (i) upon initial election or appointment to the Board of Directors, each non-employee Director is granted an option to purchase 40,000 shares, or such lesser number of shares as is determined by dividing $800,000 by the closing price of the Company's common stock on the date of election or appointment, rounded to the nearest 1,000 shares and (ii) upon re-election to the Board of Directors, each non-employee Director receives an option to purchase 10,000 shares, or such lesser number as determined by dividing $200,000 by the closing price of the Company's common stock on the date of re-election rounded to the nearest 100 shares; however, any director who received his initial grant after the last annual meeting of stockholders receives a prorated annual grant to purchase a number of shares determined as described above, prorated for the portion of the year during which he was a director. Directors' compensation has not been increased since the 1993 annual meeting and is based on a survey of 25 technology companies with annual revenues between $200 million and $500 million.

    At the last annual meeting, Messrs. Asher, Byron, Case and Mott, each a non-employee director received 5,900 options at an exercise price of $34.125. Mr. Kusin, also a non-employee director received 24,000 options at an exercise price of $34.125 which is the amount allowed under the Plan for a new director. These options were granted in connection with the Directors' election and re-election to the Board. Such options vest in equal monthly installments over fifty months from the grant date.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the five other highest paid executive officers of the Company whose salary and bonus in fiscal 1996 exceeded $100,000. Two executive officers received the same total compensation during the last fiscal year standing as the fifth and sixth most highly compensated executives, and thus both are included in the information described below. This information includes the dollar values of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred. The Company does not grant SARs to executive officers and has no long term compensation benefits other than options.

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG TERM COMPENSATION
                                                            ANNUAL COMPENSATION               ----------------------------------
                                               ---------------------------------------------   SECURITIES
                                                  SALARY                     OTHER ANNUAL      UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR       ($) (1)     BONUS ($)(2)  COMPENSATION ($)    OPTIONS (#)   COMPENSATION ($)(3)
- ----------------------------------  ---------  ------------  ------------  -----------------  -------------  -------------------
Lawrence F. Probst III                   1996   $  466,321    $   14,250          --              180,000(4)      $     594
 Chairman and Chief                      1995      424,123       168,191          --              100,000               621
 Executive Officer                       1994      353,942       156,736          --               50,000             5,554

Don A. Mattrick                          1996      227,572       152,894          --              500,000(4)         --
 Senior Vice President,                  1995      167,415       126,104          --               30,000            --
 North American Studios                  1994      110,565        49,049          --               --                --

E. Stanton McKee, Jr.                    1996      271,335        59,100          --               60,000(4)            594
 Senior Vice President,                  1995      258,077        96,465          --               60,000               621
 Chief Financial and                     1994      218,077        74,685          --               50,000             5,140
 Administrative Officer

Mark Lewis                               1996      243,701        58,100          --               30,000               297
 Senior Vice President,                  1995      232,207        76,124          75,130(6)        50,000               329
 International                           1994      165,673        82,442          16,781(6)        20,000            --

Nancy L. Smith                           1996      235,684        57,551          --               60,000(4)            591
 Senior Vice President,                  1995      220,192        80,829          --               45,000            48,109(5)
 Sales                                   1994      192,269        66,471          --               20,000             4,526

William B. Gordon                        1996      285,936         7,296          --               60,000(4)            594
 Executive Vice President,               1995      272,115        95,525          --               60,000               621
 Marketing                               1994      237,365        82,386          --               30,000             5,495

- ------------------------------
(1) Includes deferrals for Section 125 Plan and Section 401(k) Plan.

(2) Represents bonuses earned during the fiscal year.

(3) Represents Company paid term life insurance premiums for the benefit of executive officers.

(4)  Includes 3/8/96 repriced grants:  Probst: 90,000; Mattrick: 250,000; McKee:
    30,000;  Smith:  30,000;  Gordon:  30,000;  and  9/27/95  grants  that  were cancelled:  Probst: 90,000; Mattrick: 250,000; McKee: 30,000; Smith: 30,000;
    Gordon: 30,000.

(5) Represents $47,527 relocation expenses incurred in 1992 and reimbursed in fiscal year 95 and $582 Company paid term life insurance premiums.

(6) Represents tax equalization payment from Electronic Arts (UK) Ltd.

STOCK OPTIONS

    The following table sets forth information regarding individual grants of options to purchase the Company's common stock during the Company's 1996 fiscal year to each of the executive officers named in the Summary Compensation Table above. All such grants were made pursuant to the Company's 1991 Stock Option Plan. In accordance with the rules of the Securities and Exchange Commission ("SEC"), the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective ten year option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's common stock. The hypothetical gains shown in this table are not intended to forecast possible future appreciation, if any, of the stock price.

                          OPTION GRANTS IN FISCAL 1996

                                                                                                     POTENTIAL REALIZED VALUE AT
                                                                                                           ASSUMED ANNUAL
                                              NUMBER OF     PERCENT OF                                  RATES OF STOCK PRICE
                                             SECURITIES    TOTAL OPTIONS                                    APPRECIATION
                                             UNDERLYING     GRANTED TO      EXERCISE                     FOR OPTION TERM (5)
                                               OPTIONS       EMPLOYEES      PRICE PER   EXPIRATION   ---------------------------
                                               GRANTED     IN FY1996 (1)      SHARE        DATE           5%            10%
                                             -----------  ---------------  -----------  -----------  ------------  -------------
Lawrence F. Probst III.....................      90,000        2.11  %     $   34.75(2)   9/27/05    $  1,966,868  $   4,984,430

Lawrence F. Probst III.....................      90,000        2.11            23.50(3)   3/08/06       1,330,112      3,370,765

Don A. Mattrick............................     250,000        5.86            34.75(2)   9/27/05       5,463,522     13,845,638

Don A. Mattrick............................     250,000        5.86            23.50(3)   3/08/06       3,694,756      9,363,237

E. Stanton McKee, Jr.......................      30,000         .70            34.75(2)   9/27/05         655,623      1,661,477

E. Stanton McKee, Jr.......................      30,000         .70            23.50(3)   3/08/06         443,371      1,123,588

Mark Lewis.................................      30,000         .70            34.75(4)   9/27/05         655,623      1,661,477

Nancy L. Smith.............................      30,000         .70            34.75(2)   9/27/05         655,623      1,661,477

Nancy L. Smith.............................      30,000         .70            23.50(3)   3/08/06         443,371      1,123,588

William B. Gordon..........................      30,000         .70            34.75(2)   9/27/05         655,623      1,661,477

William B. Gordon..........................      30,000         .70            23.50(3)   3/08/06         443,371      1,123,588

- ------------------------------
(1) The Company granted 4,268,169 options to employees in fiscal 1996. 1,753,329 of those options were granted as part of a repricing in March, 1996 to employees; an equal number were cancelled as part of the repricing.

(2) Stock options were granted at an exercise price equal to the closing bid price of the Company's common stock on September 27, 1995 on the Nasdaq National Market. The options became exercisable as to 6% on September 1, 1995 and thereafter at a rate of 2% per month for the next 47 months. These options were canceled on March 8, 1996 and replacement options were granted.

(3) Stock options were granted at an exercise price equal to the closing bid price of the Company's common stock on March 8, 1996 on the Nasdaq National Market. The options became exercisable as to 5% on May 1, 1996 and thereafter at a rate of 1.666% per month for the next 57 months. The options will expire on the earlier of the tenth anniversary of the date of grant or three months following the termination of the optionee's employment with the Company.

(4) Stock options were granted at an exercise price equal to the closing bid price of the Company's common stock on September 27, 1995 on the Nasdaq National Market. The options became exercisable as to 6% on September 1, 1995 and thereafter at a rate of 2% per month for the next 47 months. Mr. Lewis did not reprice this option and it will expire on the earlier of the tenth anniversary of the date of grant or three months following the termination of the optionee's employment with the Company.

(5) (i) Based on 52,388,466 shares of the Company's common stock outstanding as of September 27, 1995 and a closing bid price of common stock that day of $34.75, and
    (ii) Based on 52,720,728 shares of the Company's common stock outstanding as of March 8, 1996 and a closing bid price of common stock for that day of $23.50, the following gains for all stockholders, assuming a ten year term, would be:

     5% STOCK PRICE             10% STOCK PRICE
      APPRECIATION                APPRECIATION
- -------------------------  --------------------------
   (i) $1,144,902,161            $2,901,406,863
    (ii) $779,160,890            $1,974,546,674

    The following table sets forth certain information concerning the exercise of stock options during fiscal 1996 by each of the executive officers named in the Summary Compensation Table above and the number and value at Fiscal Year end March 29, 1996 of unexercised options held by said individuals.

       1996 AGGREGATED OPTION EXERCISES AND MARCH 29, 1996 OPTION VALUES

                                                                        NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                       UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                         NUMBER OF                   OPTIONS AT MARCH 29, 1996      AT MARCH 29, 1996 (2)
                                      SHARES ACQUIRED   VALUE (1)    --------------------------  ----------------------------
                                        ON EXERCISE      REALIZED    EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                      ---------------  ------------  -----------  -------------  -------------  -------------
Lawrence F. Probst III..............             0     $          0     515,800        204,200   $  10,570,600   $ 1,384,400

Don A. Mattrick.....................             0                0      96,600        267,400       2,014,425       976,200

E. Stanton McKee, Jr................             0                0     144,400        105,600       1,914,750       857,750

Mark Lewis..........................       100,000        3,105,438     133,200         78,800       2,377,800       557,200

Nancy L. Smith......................        44,000          969,412     112,260         81,300       2,297,745       609,500

William B. Gordon...................        25,000          842,626     284,400        102,600       5,557,925       812,700

- ------------------------------
(1) Market value on the date of exercise, less option exercise price.

(2) Based on the fair market value of the Company's common stock at the close of business on March 29, 1996 ($26.50) less the exercise price of the options.

    The following table sets forth information with respect to the participation by the Company's current and former executive officers in all option repricing programs implemented by the Company during the last ten fiscal years.

                           TEN-YEAR OPTION REPRICINGS

                                                    NUMBER OF                                            LENGTH OF ORIGINAL
                                                   SECURITIES                     EXERCISE                   OPTION TERM
                                                   UNDERLYING   MARKET VALUE OF   PRICE AT      NEW       REMAINING AT DATE
                                                     OPTIONS     STOCK AT TIME    TIME OF     EXERCISE     OF REPRICING OR
NAME                                      DATE      REPRICED     OF REPRICING    REPRICING     PRICE          AMENDMENT
- --------------------------------------  ---------  -----------  ---------------  ----------  ----------  -------------------
Lawrence F. Probst III                   10/26/90     180,000     $    2.1250    $   2.3125  $   2.1250     9 Years 162 Days
 Chairman & CEO                          10/26/90      20,000     $    2.1250    $   2.3125  $   2.1250     9 Years 162 Days
                                         03/08/96      90,000     $   23.5000    $  34.7500  $  23.5000     9 Years 203 Days

Don A. Mattrick                          03/08/96     250,000     $   23.5000    $  34.7500  $  23.5000     9 Years 203 Days
 S.V.P., North American Studios

E. Stanton McKee, Jr.                    10/26/90      40,000     $    2.1250    $   2.3125  $   2.1250     9 Years 162 Days
 S.V.P. & CFO                            03/08/96      30,000     $   23.5000    $  34.7500  $  23.5000     9 Years 203 Days

Mark Lewis                               10/26/90      72,000     $    2.1250    $   2.3125  $   2.1250     9 Years 162 Days
 S.V.P., International

Nancy L. Smith                           03/08/96      30,000     $   23.5000    $  34.7500  $  23.5000     9 Years 203 Days
 S.V.P., Sales

William B. Gordon                        10/26/90      72,000     $    2.1250    $   2.3125  $   2.1250     9 Years 162 Days
 E.V.P., Marketing                       03/08/96      30,000     $   23.5000    $  34.7500  $  23.5000     9 Years 203 Days

David L. Carbone                         03/08/96      15,000     $   23.5000    $  34.7500  $  23.5000     9 Years 203 Days
 V.P., Finance

Monty Finefrock                          10/26/90      76,000     $    2.1250    $   2.3125  $   2.1250     9 Years 162 Days
 S.V.P. & G. M., San Mateo Studios       03/08/96      10,000     $   23.5000    $  26.7500  $  23.5000     9 Years 306 Days

W. M. (Trip) Hawkins                     10/26/90     180,000     $    2.1250    $   2.5438  $   2.3375     9 Years 162 Days
 Former President, CEO                   10/26/90      56,000     $    2.1250    $   2.5438  $   2.3375     9 Years 162 Days

Stewart J. Bonn                          10/26/90     120,000     $    2.1250    $   2.3125  $   2.1250     9 Years 162 Days
 Former V.P.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

    The Company presently has no employment contracts in effect for any executive officer, and no severance arrangements exist with respect to their resignation or termination of employment, whether or not in connection with a change in control or ownership of the Company. However, outstanding options under the 1991 Stock Option Plan, including those held by executive officers, may immediately vest in connection with certain changes in control or ownership of the Company, unless the successor company assumes or replaces those options.

    The following Compensation Committee Report on Executive Compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 as amended, or under the Securities Exchange Act of 1934 as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

RESPONSIBILITIES AND COMPOSITION OF THE COMPENSATION COMMITTEE

    The Compensation Committee is currently composed of three independent non-employee Directors who have no interlocking relationships as defined by the SEC. The current members of the Compensation Committee are Messrs. Asher, Byron and Case. The Compensation Committee establishes the general compensation policy for the Company's executives and reviews the salaries, bonuses and stock incentives of each of the executive officers including the Chief Executive Officer. The Compensation Committee also administers the Company's equity compensation plans, including the 1991 Stock Option Plan for all employees and the bonus plan for executive officers (the "Bonus Plan").

COMPENSATION POLICY, OBJECTIVES AND ISSUES

    The Compensation Committee has historically believed, and continues to believe, that the compensation of the Company's executive officers should be significantly influenced by the Company's performance and that a substantial portion of executives' incentives should come from equity. The Compensation Committee also understands the need for changing compensation strategies in a rapidly evolving industry. During the last fiscal year, the Compensation Committee has addressed two additional factors in its compensation strategy: the current recruiting environment, and the effect on the Company's executive compensation of the current state of the industry in general.

    In the last fiscal year, recruiting efforts aimed at the Company's executive officers have been intense. Large software and media companies frequently offer significantly larger cash compensation than does the Company, placing pressure on the Company's base salary and cash bonus compensation. Small start-up companies such as those proliferating in the on-line business areas offer significant potential equity gains which are difficult for more mature companies like the Company, to match without significant shareholder dilution. In the last eighteen (18) months three of the Company's executive officers have resigned to work with small start-up ventures, and virtually all of the executives are being recruited on a regular basis.

    In addition, in the last fiscal year the Company's stock price has varied significantly despite what the Compensation Committee believes to be a positive overall performance by the executive staff. The Company posted revenue gains and positive earnings in a year in which the transition to new platforms accelerated, and industry revenues in the Company's core business -- 16 bit cartridge products -- declined approximately 30%. Thus, at a time when executive performance has been excellent, and the Company has excelled and performed better than its competitors in a difficult period in its industry, the incentive value of the executives' equity compensation declined.

    For fiscal year 1996, the Compensation Committee's primary challenge was to identify and implement mechanisms to effectively compete for executive talent necessary for the Company's continued success without creating unacceptable pressure on the Company's income statement or unacceptable dilution to the Company's stockholders. The Compensation Committee expects this challenge to continue for the foreseeable future.

    Accordingly, the Compensation Committee made decisions for fiscal year 1996 executive compensation designed to continue its "pay for performance" policy, by tying a significant portion of each executive's compensation to the Company's earnings performance and to effectively compete for the continuing services of the Company's executive officers.

DATA CONSIDERED AND PROCESS USED

    The  Company's  Human  Resources  Department,  working  with  an independent outside consulting firm, has developed executive compensation data from a nationally recognized survey for a group of high technology companies and has provided this data to the Compensation Committee. Data was compiled from 27 high technology companies with median sales approximately equal to those of the Company. The factors used to determine the participants in the survey included annual revenues, industry, growth rate and geography. Sales growth and operating profit in particular were evaluated to ensure that the survey companies had a record of financial success. The Company's sales growth is at the 48th percentile of the total survey companies and the 46th percentile of the software companies included in the survey. The Company's operating profit is at the 58th percentile of the total survey companies and 53rd percentile of the software companies included in the survey. In order to ensure use of the appropriate competitive data for the Senior Vice President, International, salary and bonus data from the European software and high technology industries were also reviewed.

    The Company's executive level positions, including the CEO, were matched to comparable survey positions and competitive market compensation levels to determine base salary, target incentives and target total cash contributions. While equity compensation practices were considered, details on grants and terms of stock options were not available.

    In preparing the performance graph for this Proxy Statement (see page 5), the Company used the Hambrecht & Quist High Technology Index ("H & Q Index") as its published line of business index. The companies in the Company's compensation survey overlap considerably with the companies contained in the H & Q Index. Approximately seventy five percent (75%) of the companies included in the survey group are included in the H & Q Index. The remaining companies included in the survey group were felt to be relevant by the Company and its independent compensation consultants because they compete for executive talent with the Company notwithstanding that they are not included in the H & Q Index. In addition, certain companies in the H & Q Index were excluded from the survey group because they were determined not to be competitive with the Company for executive talent, or because compensation information was not available.

    This competitive market data is reviewed with the CEO for each executive level position and with the Compensation Committee for the CEO. In addition, each executive officer's performance for the last fiscal year and objectives for the subsequent year are viewed, together with the executive's responsibility level and the Company's fiscal performance versus objectives and potential performance targets for the subsequent year.

EXECUTIVE COMPENSATION

    Executive compensation is awarded by the Compensation Committee in three components: base salary, cash bonus and equity incentives.

    BASE SALARY. Base salaries have been established at the approximate median of comparable positions at companies included in the survey. In addition, the Compensation Committee considered each executive's performance over the last year as reported by the CEO as well as each executive's responsibility level. For fiscal year 1996, executive officers' base salaries were at the approximate average base salary levels in effect for comparable positions with survey companies. Increases for the named executive officers were effected in October, 1995 and constituted an average increase of approximately 5.5 percent over the prior year (excluding Mr. Mattrick who received a significant promotional increase reflecting his new responsibilities) and increases for all executive officers constituted an average increase of approximately 6 percent of the prior years' base salaries.

    BONUS. The Bonus Plan was established by the Compensation Committee in October of 1995. The Compensation Committee assigned a target bonus to each executive officer (expressed as a percentage of that executive's base salary), and approved the overall mechanics and structure of the Bonus Plan. The bonus for each executive was divided into six (6) parts, one part based on the Company's financial performance for each fiscal quarter, one part based on the Company's financial performance for the fiscal year, and one part discretionary based on the executive's job performance. No bonus attributable to financial results was paid to any executive officer, excepting Mr. Mattrick who received a bonus for the financial performance of Electronic Arts Canada prior to his becoming an executive officer. Discretionary bonuses paid for executive officers excluding the CEO ranged from ten percent (10%) to 1.75 times the discretionary bonus targets, reflecting the CEO and Compensation Committee's evaluation of varying individual performances. In total, and excluding the CEO, bonuses for executive officers were approximately thirty seven percent (37%) of the target bonuses for the fiscal year.

    STOCK OPTIONS. In September 1995 the Committee made stock option grants to certain executive officers including the CEO. See "Option Grants in Fiscal 1996" above. An additional grant was made to Mr. Mattrick in October, 1995, reflecting his promotion to Senior Vice President, North American Studios. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities, annually to provide continuing incentives for continued employment and, occasionally, to achieve equity within a peer group.

    1996 annual stock option grants were made by the Compensation Committee as continuing incentives for continuing employment. In addition, Mr. Mattrick was awarded options based on his promotion and assumption of significant additional responsibilities. The number of shares subject to each stock option granted to an executive officer was calculated to achieve a value in unvested options equal to a multiple of each executive's annual salary assuming both growth and stock appreciation. All grants were made at fair market value on the date of grant and by their terms vest from September 1995 over a 50 month period.

REPRICING

    In light of the decline of the Company's stock price since the annual incentive grants made to employees generally in July and to executives in September, 1995, the resulting negative impact on morale and the intense recruiting pressure described above, in March 1996 the Compensation Committee decided to reprice certain outstanding stock options issued to all employees including executive officers. Employees, including executive officers, who had options having an exercise price of greater than $23.50 were offered the opportunity to surrender those grants in exchange for an equal number of options having an exercise price of $23.50, the market price on the date of the Compensation Committee's action. Only the annual incentive options granted to executives since September of 1995 were eligible for the repricing. In exchange, the exercise period for the new options was increased to 60 months from the 50 month vesting period of the canceled options and vesting was restarted as of the date of the Compensation Committee action.

    The Company's stock price has been and continues to be variable. During fiscal year 1996, the stock traded from $20.13 to $41.75. Over the last two fiscal years, the stock has traded from $13.00 to $41.75. At the time of the 1996 repricing, the highest option price outstanding to employees was $37.875 -- more than $14.00 a share over the market price on the date of the repricing. This decline occurred in less than one year. Similarly, with respect to the options of executive officers, the market price on the date of the 1996 repricing was $11.25 below the exercise price of the executive officers' repriced grants -- the executive grants were nearly 50 percent "underwater" in the six months from the date of grant in September, 1995 to the date of the repricing. The September 1995 executive grants were made at a time when the price of the Company's stock was increasing, notwithstanding that the Company's prior quarterly performance was its lowest since the Company became a public company.

    The Compensation Committee and the Board, respectively, believed that the Company's stock price declined for reasons unrelated to executive performance. (See "Compensation Policy, Objectives and Issues" above). As the Company's performance graph at page 5 clearly shows, the Company's stock has been volatile but has over the long term significantly outperformed both the NASDAQ Market Index and the H&Q High Technology Index for total return on investment.

    The Compensation Committee considered several alternatives to the repricing of executive stock options:

        (i) Permitting the equity incentives to remain with little actual financial incentive value was unacceptable in light of the reduced cash compensation and the intensive recruiting of the executive staff.

        (ii) Similarly, the Compensation Committee decided against granting substantial additional options to executives because of the dilutive effect of such an action, and because recovery of the market price of the stock could result in windfalls for the executives.

       (iii) Likewise, the Compensation Committee decided against any significant increases in cash compensation to executive officers due to both the negative impact such an action would have on the Company's earnings and the compensation Committee's "pay for performance" compensation policy.

    The Compensation Committee decided to effect the repricing as the best alternative for retaining its executive staff in exchange for a restarted and longer vesting period to insure a direct correlation between the benefit to the Company and the benefit to the executives.

FISCAL YEAR 1996 CEO COMPENSATION

    Compensation for the CEO is determined through a process similar to that discussed above for executive officers in general.

    In October of 1995 the Compensation Committee adjusted the base salary for Mr. Probst by approving an increase of five and one half percent to the level of base salary in effect for him for the 1996 fiscal year. The base salary as so adjusted is slightly below the average salary in effect for chief executive officers at the same companies surveyed for comparative compensation purposes for all other executive officers of the Company. The Compensation Committee also established a target bonus for Mr. Probst under the Bonus Plan for fiscal 1996 which was based upon the market compensation data discussed above. Mr. Probst's bonus is measured in accordance with the Bonus Plan described above but is based solely on the Company's quarterly and fiscal year earnings. Mr. Probst's bonus for fiscal 1996 was $14,250, or less than ten percent of his fiscal year 1995 bonus, and his overall cash compensation decreased over eighteen percent (18%) from the prior year.

    In September 1995, the Compensation Committee also made a new stock option grant to Mr. Probst for 90,000 shares based upon the retention and incentive factors discussed above, taking into account prior option grant history, the level of vested versus unvested shares and the number of shares Mr. Probst already owned as of September 1995. The grant reflects the Compensation Committee's continuing policy to subject a substantial portion of his overall compensation each year to the market performance of the Company's common stock and to maintain his option holdings at a level consistent with that for other chief executive officers at the survey companies in the industry. Mr. Probst's September, 1995 stock option was repriced like the other executive officers as described above, reflecting the Compensation Committee's evaluation of Mr. Probst's performance and the Board's strong desire to continue to provide strong incentives to Mr. Probst.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986

    Section  162(m)  of  the  Code  limits  deductions  for  certain   executive
compensation  in  excess  of  $1  million.  Certain  types  of  compensation are deductible only if performance criteria are specified in detail and are contingent on stockholder approval of the compensation arrangement. The Company has endeavored to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices of inflexibility and corporate objectives.

    With respect to its equity compensation arrangements, the Compensation Committee has structured its stock option arrangements in a manner intended to ensure the tax deductibility of such amounts. With respect to non-equity compensation arrangements, the Compensation Committee has reviewed the terms of those arrangements most likely to be subject to Section 162(m). The Compensation Committee believes that the amounts paid under existing executive compensation arrangements will be deductible within the limits of Section 162(m). While the Compensation Committee will consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the sole factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m).

    No member of the Compensation Committee was at any time during the 1996 fiscal year an officer or employee of the Company or its subsidiary. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                             COMPENSATION COMMITTEE
                                M. Richard Asher
                                William J. Byron
                               Daniel H. Case III

                   PROPOSAL NO. 2 -- APPROVAL OF AMENDMENT TO
                             1991 STOCK OPTION PLAN

    At the Meeting, stockholders will be asked to approve the amendment of the Company's 1991 Stock Option Plan (the "1991 Plan") to increase the number of shares of the Company's common stock reserved for issuance under the 1991 Plan by 900,000 shares from a total of 9,900,000 shares to a total of 10,800,000 shares. The 1991 Plan is described in detail in "Stock Option Plan" below. Since each executive officer of the Company is eligible to receive options under the 1991 Plan, each such officer has a personal interest in this proposed amendment to the 1991 Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENT TO THE 1991 PLAN.

STOCK OPTION PLAN

    HISTORY. The 1991 Plan was adopted by the Board on April 25, 1991 and approved by the Company's stockholders on July 25, 1991. On September 4, 1992, the Board approved an Addendum to the 1991 Plan (the "Addendum") applicable to grants of options under the 1991 Plan to employees of the Company or its United Kingdom subsidiary who are residents of the United Kingdom. The terms of all options granted pursuant to the Addendum are similar in all material respects to nonqualified options granted under the 1991 Plan except as described herein or as necessary or appropriate to comply with applicable United Kingdom laws. All numbers of shares and exercise prices have been adjusted to reflect a one share for one share stock dividend effected in March 1992 and a one share for one share stock dividend effected in February 1993.

    Set forth below is a summary of the principal features of the 1991 Plan, which summary is qualified in its entirety by reference to the terms and conditions of the 1991 Plan. In addition, the Company will provide, without charge, to each person to whom a proxy statement is delivered, upon request of such person and sent first class mail within one business day of receipt of such request, a copy of the 1991 Plan. Any such request should be directed as follows: Stock Administration Department, Electronic Arts Inc., 1450 Fashion Island Boulevard, San Mateo, California 94404; telephone number
(415) 571-7171.

    RECENT AMENDMENTS. The 1991 Plan has been amended five times since its adoption (July 1992, November 1992, July 1993, July 1994, and August 1995), primarily to increase the number of shares available for issuance thereunder and to update the 1991 Plan to reflect changes in relevant tax and securities laws.

    PURPOSE. The purpose of the 1991 Plan is to provide equity incentives to assist the Company in recruiting and retaining qualified officers, employees, Directors who are employees of the Company, independent contractors, consultants, authors and advisors by granting to such persons options to purchase shares of the Company's common stock.

    ADMINISTRATION. The 1991 Plan provides that it may be administered by the Board or a committee of two (2) or more Board members appointed by the Board. Currently, the 1991 Plan is administered by the Compensation Committee, none of whom are eligible to participate in the 1991 Plan. Other than as disclosed herein, members of the Committee have no material relationships with the Company, its employees or its affiliates. Subject to the terms of the 1991 Plan, the Committee determines the optionees, the number of shares subject to each option, the exercise prices, the exercise periods and the dates of grants. The Committee also has the authority to construe and interpret any of the provisions of the 1991 Plan or any options granted thereunder. Such interpretations are binding on the Company and on the optionees.

    The members of the Compensation Committee received no compensation for administering the 1991 Plan other than their compensation for attending Board and Committee meetings and for sitting on a Committee. The Company bears all expenses in connection with administration of the 1991 Plan and has agreed to indemnify members of the Committee in connection with their administration of the 1991 Plan.

    ELIGIBILITY. All officers, employees, independent contractors, consultants and advisors of the Company or any parent, subsidiary, or affiliate of the Company are eligible to receive option grants under the 1991 Plan. Option grants under the 1991 Plan to employees of Electronic Arts, Limited, and Bullfrog Productions Ltd. who reside in the United Kingdom are made pursuant to the Addendum, which places a limit on the aggregate exercise price of options granted to any optionee. At the last reported headcount on May 24, 1996, approximately 1,563 employees, including nine (9) executive officers, were eligible to receive options under the 1991 Plan. No optionee is eligible to receive option grants for more than an aggregate maximum of 1,000,000 shares at any time from July 27, 1994 through the end of the term of the 1991 Plan.

    An optionee may hold more than one option granted under the 1991 Plan. Both incentive stock options ("ISO"), as defined in Section 422 of the Code and nonqualified stock options ("NQSO") may be granted under the 1991 Plan. The 1991 Plan limits the aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which ISOs are exercisable for the first time by the optionee during any calendar year to not more than $100,000. There is no similar limit on NQSOs granted under the 1991 Plan.

    TERMS OF THE OPTIONS AND THE 1991 PLAN. Options may be granted under the 1991 Plan until April 25, 2001. Subject to the provisions of the 1991 Plan, the Committee may determine the vesting schedule of each option and other terms and conditions of exercisability under the 1991 Plan.

    Options granted under the 1991 Plan must be exercised within ten years of the option grant date, except that an ISO granted to a person owning ten percent or more of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a "Ten Percent Stockholder") and an ISO granted under the Addendum must be exercised within five years of the option grant date.

    The Committee determines the exercise price of each option granted under the 1991 Plan. The exercise price must be at least equal to the fair market value per share of the Company's common stock on the date the option is granted, except that the exercise price of an ISO granted to a Ten Percent Stockholder must be at least equal to 110% of the fair market value per share on the date of grant. On May 24, 1996, the fair market value of the Company's common stock (as determined by the closing price on the Nasdaq National Market on such date) was $30.875.

    To exercise an option, the optionee must deliver to the Company an executed exercise notice and full payment for the shares being purchased. Shares purchased under the Addendum must be paid for in cash. With respect to all other options under the 1991 Plan as currently in effect, payment may be made in cash or by other specified forms of payment.

    TERMINATION OF OPTIONS. Under the 1991 Plan, if an optionee's association with the Company is terminated for any reason other than death or disability, any outstanding option, to the extent (and only to the extent) that it was exercisable on the date of such termination, may be exercised by the optionee within three (3) months after such termination (or such shorter time as may be specified in the grant evidencing the option), but in no event later than the expiration of the option. A longer exercise period may apply in the event of termination of an optionee's association with the Company because of the optionee's death or disability.

    CHANGES IN CAPITAL STRUCTURE. If the Company issues additional securities to raise capital or otherwise where consideration is received for the shares, no adjustment is required in the number of shares or the exercise price per share for outstanding options under the 1991 Plan. If the number of outstanding shares of common stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration or if there is a distribution of a substantial portion of the Company's assets in a spin-off or similar transaction, the number of shares of common stock available for option grants under the 1991 Plan and the number of shares and the exercise price per share for each outstanding option will be proportionately adjusted, subject to any required action by the Board or stockholders of the Company. Effective both March 26, 1992 and February 22, 1993, a stock dividend was paid in the form of one additional share for each outstanding share. Accordingly, the number of outstanding options and the exercise price payable per share, as well as the number of shares available for issuance under the 1991 Plan as of March 26, 1992 and February 22, 1993, was adjusted to reflect the dividends.

    ASSUMPTION OF OPTIONS AND ACCELERATION OF VESTING. Under the 1991 Plan, in the event of (i) a dissolution or liquidation of the Company, (ii) a merger in which the Company is not the surviving corporation (with certain exceptions),
(iii) the sale of all or substantially all of the assets of the Company, or (iv) a "corporate transaction" under Section 424(a) of the Code where stockholders give up all of their equity in the Company (except for an acquisition of all or substantially all of the outstanding shares of the Company), the vesting of all options will accelerate and the options will become exercisable in full prior to the consummation of such event, at such times and on such conditions as the Committee determines, unless the successor corporation assumes the outstanding options or substitutes substantially equivalent options. The aggregate fair market value (determined at the time an option is granted) of stock with respect to which ISOs first become exercisable in the year of any such dissolution, liquidation, merger or sale of assets cannot exceed $100,000. Any remaining accelerated ISOs will be treated as NQSOs.

    TAX TREATMENT OF THE OPTIONEE

    ISOS. The optionee will recognize no income upon the grant of an ISO and will generally incur no tax on its exercise. If the optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the shares.

    If the optionee disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the length of time the ISO Shares were held by the optionee.

    NQSOS. The optionee will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO, the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the amount paid for that stock upon exercise of the NQSO. The included amount will be treated as ordinary income by the optionee and will be subject to income tax withholding by the Company (either by payment in cash by the optionee or withholding from the optionee's salary). Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

    TAX TREATMENT OF THE COMPANY

    The Company will be entitled to a deduction in connection with the exercise of an NQSO by a domestic optionee to the extent that the optionee recognizes ordinary income. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

    AMENDMENT AND TERMINATION OF THE 1991 PLAN. The Committee may amend or terminate the 1991 Plan at any time and in any respect, including modifying the form of the grant or the exercise notice, except that certain amendments may require the approval of the stockholders of the Company in accordance with applicable laws and regulations. No amendment of the 1991 Plan may adversely affect any outstanding option or unexercised portion thereof without the optionee's written consent.

    If an option granted pursuant to the 1991 Plan expires or terminates for any reason without being exercised in whole or in part, the shares released from such option will again become available for grant and purchase under the 1991 Plan.

    OUTSTANDING OPTIONS UNDER THE 1991 PLAN. As of May 24, 1996, 2,105,470 shares had been issued pursuant to exercises under the 1991 Plan by the Company's optionees, 1,256 persons held NQSOs under the 1991 Plan to purchase an aggregate of 5,997,799 shares of common stock, with a weighted average exercise price of $19.2733 per share and there were 1,796,731 shares of common stock available for future grants under the 1991 Plan. Over the term of the 1991 Plan, the following executive officers named in the "Summary Compensation Table" above have been granted options to purchase shares of Common Stock under the 1991 Plan as follows: Lawrence F. Probst III, 410,000 shares; Don A. Mattrick, 730,000 shares; E. Stanton McKee, Jr., 240,000 shares; Mark Lewis, 140,000 shares; Nancy
L. Smith, 165,000 shares and William B. Gordon, 210,000 shares. Current executive officers as a group have been granted options to purchase 2,760,000 shares, and all employees as a group, other than executive officers, have been granted options to purchase 9,716,846 shares. The outstanding options under the 1991 Plan expire from July 25, 2001 to April 23, 2006 (subject to earlier termination if an optionee's association with the Company terminates). An aggregate of 9,900,000 shares of the Company's authorized common stock has been reserved for issuance upon the exercise of options to be granted under the 1991 Plan.

    PROPOSED AMENDMENT. At the Meeting, stockholders will be asked to approve an amendment to the 1991 Plan increasing the number of shares issuable thereunder by 900,000 shares from 9,900,000 shares to 10,800,000 shares. No options have to date been granted on the basis of such proposed share increase. If the proposed amendment is not approved, the share increase will not be implemented.

                              CERTAIN TRANSACTIONS

    From April 1, 1995 to the present, there have been no transactions involving more than $60,000 between the Company and any executive officer, any Director, any security holder known to the Company to be a 5% beneficial owner of the Company's common stock or any member of the immediate family of any of the foregoing persons, in which any of the foregoing individuals or entities had a material interest, except as indicated in "Director and Executive Officer
Compensation" and "Stock Option Plan" above and pursuant to the Company's Employee Stock Purchase Plan in which all full time employees of the Company are eligible to participate.

                PROPOSAL NO. 3 -- RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Company has appointed KPMG Peat Marwick LLP ("Peat Marwick") as its principal independent accountants to perform the audit of the Company's financial statements and the stockholders are being asked to ratify such appointment. Peat Marwick has audited the Company's financial statements for fiscal 1987 through fiscal 1996. Representatives of Peat Marwick will be present at the Meeting, will be given an opportunity to make a statement at the Meeting if they desire to do so and will be available to respond to appropriate questions. In the event that the stockholders fail to ratify the selection of Peat Marwick, the Board of Directors would reconsider such selection. Even if its selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board believes that such a change would be in the best interest of the Company and its stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

    Stockholder proposals for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's 1997 Annual Meeting of stockholders must be received by the Company by March 29, 1997.

                                 OTHER MATTERS

    Section 16(a) of the Securities Exchange Act of 1934 as amended, requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company has adopted procedures to assist its Directors and officers in complying with Section 16(a) of the Securities Exchange Act of 1934 as amended, which includes assisting the officer or Director in preparing forms for filing.

    To the Company's knowledge, based solely upon review of such reports furnished to the Company and written representations that no other reports were required, the Company believes that the Company's officers, Directors and greater than ten percent stockholders complied with all Section 16(a) filing requirements during the fiscal year ended March 29, 1996.

                                 OTHER BUSINESS

    The Board does not presently intend to bring any other business before the Meeting and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                                          By Order of the Board of Directors
                                          Lawrence F. Probst III
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    ALL   STOCKHOLDERS  ARE  URGED  TO  COMPLETE,  SIGN,  DATE  AND  RETURN  THE
ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

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                              ELECTRONIC ARTS INC.
                  PROXY FOR 1996 ANNUAL MEETING OF STOCKHOLDERS

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

     The undersigned stockholder of Electronic Arts Inc., a Delaware corporation (the "Company") hereby appoints Lawrence F. Probst III and E. Stanton McKee, Jr., and each of them, proxies and attorneys-in-fact, with full power of substitution to each, on behalf of and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Stockholders of the Company to be held at the Company headquarters, 1450 Fashion Island Boulevard, San Mateo, California on July 31, 1996, at 2:00 p.m., and at any adjournment thereof, and to vote all shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE SIX NOMINEES FOR ELECTION AND FOR PROPOSALS 2 and 3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.


       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

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

Please mark your votes as indicated in this example
/X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2 and 3.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

1.   ELECTION OF DIRECTORS.

FOR all nominees listed below (except as marked to the contrary below)
/ /

WITHHOLD AUTHORITY to vote for the nominees listed below
/ /

NOMINEES: M. Richard Asher, William J. Byron, Daniel H. Case III, Gary M. Kusin, Timothy J. Mott, Lawrence F. Probst III

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE FOLLOWING LINE:

_______________________________________________________________________________

2.   AMENDMENT TO 1991 STOCK OPTION PLAN

FOR
/ /

AGAINST
/ /

ABSTAIN
/ /

3.   RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

FOR
/ /

AGAINST
/ /

ABSTAIN
/ /

The undersigned hereby acknowledges receipt of (a) the Notice of 1996 Annual Meeting of Stockholders of the Company; (b) the accompanying Proxy Statement; and (c) the Annual Report to Stockholders for the year ended March 31, 1996.

Dated:____________________________________________________________________, 1996

________________________________________________________________________________
Signature

________________________________________________________________________________
Signature

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEARS ON YOUR STOCK CERTIFICATE. IF SHARES ARE HELD IN THE NAMES OF TWO OR MORE PERSONS (INCLUDING HUSBAND AND WIFE, AS JOINT TENANTS OR OTHERWISE) ALL PERSONS MUST SIGN. IF SHARES ARE HELD BY A CORPORATION, THE PROXY SHOULD BE SIGNED BY THE PRESIDENT OR VICE PRESIDENT AND THE SECRETARY OR ASSISTANT SECRETARY. FIDUCIARIES WHO EXECUTE THE PROXY SHOULD GIVE THEIR FULL TITLE.


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